EXHIBIT 99.1

Qumu Announces Second Quarter 2018 Results,
Reports Strong License Revenue Growth

Conference Call Wednesday, August 1, 2018 at 10:00 a.m. ET

Minneapolis, MN – July 31, 2018 – Qumu Corporation (NASDAQ: QUMU) today reported financial results for the second quarter ending June 30, 2018. The Company reported strong growth in both license revenue and sales pipeline, increasing gross margins, paydown of its long-term debt, and reiteration of its 2018 full year revenue guidance.

Second quarter 2018 revenue was $7.6 million, compared to $6.7 million in the second quarter 2017, and net loss for the second quarter 2018 was $(1.5) million, or $(0.16) per diluted share, compared to a net loss of $(2.6) million, or $(0.28) per diluted share, in the second quarter 2017. Second quarter adjusted EBITDA, a non-GAAP measure, was $71,000 for the second quarter 2018, compared to $(1.0) million for the second quarter 2017.

"During the second quarter of 2018 we not only brought revenue into line, but also created a strong balance sheet by monetizing our investment in BriefCam,” said Vern Hanzlik, Qumu’s President and CEO. “Now we are focused on carrying that momentum through the second half of 2018, as our software-as-a-service video solutions gain traction within the enterprise."

For the six months ended June 30, 2018, revenue was $12.5 million, compared to $13.4 million last year, and net loss was $(6.1) million, or a loss of $(0.64) per diluted share, compared to $(6.2) million, or a loss of $(0.66) per diluted share, last year. For the six months ended June 30, 2018, adjusted EBITDA was negative $(2.8) million, compared to negative adjusted EBITDA of $(3.0) million last year.

The year-over-year revenue comparisons were negatively impacted by approximately $240,000 and $424,000 for the three and six months ended June 30, 2018, respectively, due to the adoption of the new revenue recognition standard (ASC Topic 606). Additionally, the loss of a large customer, which was previously announced as lost in the fourth quarter 2017, negatively impacted the year-over-year revenue comparisons by approximately $800,000 and $1.6 million in the three and six months ended June 30, 2018, respectively. The Company incurred severance expense relating to cost reduction initiatives of $6,000 and $16,000 in the three months ended June 30, 2018 and 2017, respectively, and $168,000 and $123,000 for the six months ended June 30, 2018 and 2017, respectively.

Other Financial Highlights

•
Software license and appliance revenue was $2.9 million and $0.9 million for the three months ended June 30, 2018 and 2017, respectively, and $3.3 million and $2.1 million for the six months ended June 30, 2018 and 2017, respectively, with the increases attributable to both new license sales and expansion of existing customers.

•
Subscription, maintenance and support revenue was $4.1 million and $5.1 million for the three months ended June 30, 2018 and 2017, respectively, and $8.2 million and $9.9 million for the six months ended June 30, 2018 and 2017, respectively. The year-over-year revenue comparisons were negatively impacted by approximately $246,000 and $443,000 for the three and six months ended June 30, 2018, respectively, due to the adoption of the new revenue recognition standard (ASC Topic 606). Additionally, the loss of a large customer which was previously announced as lost in the fourth quarter 2017, negatively impacted the year-over-year revenue comparisons by approximately $800,000 and $1.6 million in the three and six months ended June 30, 2018, respectively.

•
Offsetting for the negative impacts noted above is growth in our core business and subscription growth. Contributing to subscription, maintenance and support revenue in the current period was the arrangement with iStudy Co. Ltd., Qumu’s sales partner in Japan. iStudy has agreed to pay Qumu $1 million in non-refundable Qumu Cloud license fees to expand the strategic relationship between the companies.

•	Gross margin for the second quarter 2018 was 68.5%, compared to 65.6% for the second quarter 2017. Gross margin for the six months ended June 30, 2018 was 63.7%, compared to 63.6% for the six months ended June 30, 2017. The change in gross margin compared to the prior year periods was favorably impacted by increased perpetual license revenue in the quarter.

•
Cash and cash equivalents totaled $5.2 million as of June 30, 2018, compared to $7.7 million as of December 31, 2017, reflecting the 2018 first half operating loss offset by changes in working capital.

•	Subsequent to June 30, 2018, the Company received net cash proceeds of $9.6 million on July 6, 2018 from the sale of its investment in BriefCam Ltd., which was recently acquired by Canon Inc.

•
From the BriefCam net proceeds, the Company paid on July 19, 2018 $6.0 million of principal and $463,000 of accrued interest on its outstanding term loan with ESW Holdings, Inc. As of July 20, 2018, after the receipt of BriefCam proceeds and prepayment on its outstanding term loan, the Company had cash on hand of $7.3 million.

Given the performance to date and sales pipeline, the Company is confident in the achievement of its previously issued revenue guidance for the full year 2018. Core bookings growth is expected to be 25% in 2018, emphasizing growth in sales of the Qx platform. Revenue for 2018 is expected to be approximately $25 million, which includes an approximately $1.1 million unfavorable revenue impact due to the adoption of the new revenue recognition standard (ASC Topic 606) in 2018, as well as the loss of a large customer in the fourth quarter 2017, representing revenue of approximately $3.2 million annually. Gross margin percentage is expected to be in the mid to high 60s. Adjusted EBITDA for 2018 is expected to be approximately $(3.5) million, which is unchanged from previously issued guidance. The Company expects to achieve positive adjusted EBITDA, a non-GAAP measure, in the fourth quarter 2018. Adjusted EBITDA for 2018 excludes the net gain of approximately $5.2 million on the sale of BriefCam Ltd. and subsequent paydown of term debt, stock-based compensation expense of approximately $1.0 million, amortization of acquired intangible assets of approximately $2.1 million, depreciation expense of approximately $0.5 million, income tax benefit of approximately $0.2 million, and interest expense of approximately $1.8 million. Net loss for 2018 is expected to be approximately $(3.5) million, which includes the gain on the sale of its investment in BriefCam Ltd. in the third quarter 2018 and results for the six months ended June 30, 2018.

Conference Call
The Company has scheduled a conference call and webcast to review its second quarter 2018 results tomorrow, August 1, 2018 at 10:00 a.m. Eastern Time. The dial-in number for the conference call is 877-456-6914 for domestic participants and 929-387-3794 for international participants. Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website, www.qumu.com. Webcasts will be archived on Qumu’s website.

Non-GAAP Information
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company uses adjusted EBITDA, a non-GAAP measure, which excludes certain items from net income (loss), a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, foreign currency gains and losses, the gain on the sale of BriefCam and other non-operating income and expenses.

The Company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance. The Company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the Company's results of operations from the same perspective as management and the Company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three and six months ended June 30, 2018 and 2017.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the

Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, the demand for the Company’s products or software, and the expected tax effects of the Company’s disposition of its investment in BriefCam. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu
Qumu is the leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.

Investor Contact:
Dave Ristow
Chief Financial Officer
Qumu Corporation
Dave.Ristow@qumu.com
+1.612.638.9045

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Software licenses and appliances	$2,867	$929	$3,318	$2,149
Service	4,759	5,725	9,139	11,216
Total revenues	7,626	6,654	12,457	13,365
Cost of revenues:
Software licenses and appliances	804	368	1,139	862
Service	1,602	1,918	3,379	4,008
Total cost of revenues	2,406	2,286	4,518	4,870
Gross profit	5,220	4,368	7,939	8,495
Operating expenses:
Research and development	1,639	1,798	3,542	3,907
Sales and marketing	2,412	2,524	4,592	4,975
General and administrative	1,747	2,009	3,928	4,469
Amortization of purchased intangibles	227	226	456	449
Total operating expenses	6,025	6,557	12,518	13,800
Operating loss	(805)	(2,189)	(4,579)	(5,305)
Other income (expense):
Interest expense, net	(510)	(334)	(1,354)	(651)
Decrease (increase) in value of warrant liability	(278)	11	109	(67)
Other, net	(16)	(124)	(403)	(179)
Total other expense, net	(804)	(447)	(1,648)	(897)
Loss before income taxes	(1,609)	(2,636)	(6,227)	(6,202)
Income tax benefit	(78)	(25)	(166)	(29)
Net loss	$(1,531)	$(2,611)	$(6,061)	$(6,173)

Net loss per share – basic:
Net loss per share	$(0.16)	$(0.28)	$(0.64)	$(0.66)
Weighted average shares outstanding	9,484	9,356	9,427	9,301
Net loss per share – diluted:
Net loss per share	$(0.16)	$(0.28)	$(0.64)	$(0.66)
Weighted average shares outstanding	9,484	9,357	9,427	9,301

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

Assets	June 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$5,202	$7,690
Receivables, net	4,954	5,529
Contract assets	339	—
Income taxes receivable	277	156
Prepaid expenses and other current assets	1,934	1,830
Total current assets	12,706	15,205
Property and equipment, net	533	911
Intangible assets, net	5,202	6,295
Goodwill	7,224	7,390
Deferred income taxes, non-current	69	77
Other assets, non-current	4,200	4,398
Total assets	$29,934	$34,276
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,961	$3,878
Accrued compensation	1,216	1,824
Deferred revenue	8,514	8,923
Deferred rent	49	181
Financing obligations	226	1,047
Warrant liability	2,886	819
Total current liabilities	15,852	16,672
Long-term liabilities:
Deferred revenue, non-current	947	141
Income taxes payable, non-current	—	3
Deferred tax liability, non-current	76	153
Deferred rent, non-current	298	507
Term loan and other financing obligations, non-current	7,956	7,608
Other liabilities, non-current	485	—
Total long-term liabilities	9,762	8,412
Total liabilities	25,614	25,084
Stockholders’ equity:
Common stock	95	94
Additional paid-in capital	68,435	68,035
Accumulated deficit	(61,319)	(56,197)
Accumulated other comprehensive loss	(2,891)	(2,740)
Total stockholders’ equity	4,320	9,192
Total liabilities and stockholders’ equity	$29,934	$34,276

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended June 30,
	2018	2017
Operating activities:
Net loss	$(6,061)	$(6,173)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,347	1,548
Stock-based compensation	438	783
Accretion of debt discount and issuance costs	1,035	236
Loss on lease contract termination	177	—
Change in value of warrant liability	(109)	67
Deferred income taxes	(72)	(71)
Changes in operating assets and liabilities:
Receivables	588	2,425
Contract assets	211	—
Income taxes receivable / payable	(130)	135
Prepaid expenses and other assets	197	710
Accounts payable and other accrued liabilities	(1,019)	315
Accrued compensation	(604)	(522)
Deferred revenue	938	(368)
Deferred rent	(144)	(150)
Other non-current liabilities	436	—
Net cash used in operating activities	(2,772)	(1,065)
Investing activities:
Purchases of property and equipment	(73)	(20)
Net cash used in investing activities	(73)	(20)
Financing activities:
Proceeds from term loan and warrant issuance	10,000	—
Principal payment on term loan	(8,000)	—
Payments for term loan issuance costs	(1,308)	(125)
Principal payments on financing obligations	(247)	(255)
Common stock repurchases to settle employee withholding liability	(27)	(11)
Net cash provided by (used in) financing activities	418	(391)
Effect of exchange rate changes on cash	(61)	94
Net decrease in cash and cash equivalents	(2,488)	(1,382)
Cash and cash equivalents, beginning of period	7,690	10,364
Cash and cash equivalents, end of period	$5,202	$8,982

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Software licenses and appliances	$2,867	$929	$3,318	$2,149
Service
Subscription, maintenance and support	4,122	5,110	8,160	9,948
Professional services and other	637	615	979	1,268
Total service	4,759	5,725	9,139	11,216
Total revenue	$7,626	$6,654	$12,457	$13,365

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(1,531)	$(2,611)	$(6,061)	$(6,173)
Interest expense, net	510	334	1,354	651
Income tax benefit	(78)	(25)	(166)	(29)
Depreciation and amortization expense:
Depreciation and amortization in cost of revenues	2	9	5	19
Depreciation and amortization in operating expenses	126	241	295	489
Total depreciation and amortization expense	128	250	300	508
Amortization of intangibles included in cost of revenues	293	298	591	591
Amortization of intangibles included in operating expenses	227	226	456	449
Total amortization of intangibles expense	520	524	1,047	1,040
Total depreciation and amortization expense	648	774	1,347	1,548
EBITDA	(451)	(1,528)	(3,526)	(4,003)
Increase (decrease) in fair value of warrant liability	278	(11)	(109)	67
Other expense, net	16	124	403	179
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	8	18	18	32
Stock-based compensation included in operating expenses	220	352	420	751
Total stock-based compensation expense	228	370	438	783
Adjusted EBITDA	$71	$(1,045)	$(2,794)	$(2,974)